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[KING & SPALDING LLP LETTERHEAD]


                                                                     EXHIBIT 5.1


                                                    191 Peachtree Street
                                                    Atlanta, Georgia 30303-1763
                                                    www.kslaw.com


                                                    Direct Dial: 404/572-4600
                                                    Direct Fax:  404/572-5100


July 22, 2004


Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901

         Re:      7.500% Senior Subordinated Notes due 2014

Ladies and Gentlemen:

         We have acted as counsel to Carmike Cinemas, Inc., a Delaware corporation (the "Company"), Military Services, Inc, a Delaware corporation and Wooden Nickel Pub, Inc., a Delaware corporation (the "Delaware Guarantors"), in connection with the preparation of a registration statement on Form S-4 (Registration No. 333-115134) and Amendment No. 1 thereto (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed exchange of up to $150,000,000 aggregate principal amount of the Company's 7.500% Senior Subordinated Notes due 2014 to be registered under the Act (the "New Notes") for a like principal amount of the Company's issued and outstanding 7.500% Senior Subordinated Notes due 2014 that have not been registered under the Act (the "Old Notes"). The Old Notes are, and the New Notes will be, unconditionally guaranteed by the Delaware Guarantors and Eastwynn Theatres, Inc., an Alabama Corporation (the "Alabama Guarantor"; the Delaware Guarantors, together with the Alabama Guarantor, collectively the "Subsidiary Guarantor") (the "New Guarantees").

         In so acting, we have reviewed the Indenture, dated as of February 4, 2004, among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Indenture"). We also have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by the Trustee and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.


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Carmike Cinemas, Inc.
July 22, 2004
Page 2

         This opinion is limited in all respects to the federal laws of the United States of America, the laws of the States of New York and Georgia and the Uniform Commercial Code as currently in effect in the State of Georgia, and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. Insofar as the opinions expressed herein relating to the Guarantee by the Alabama Guarantor involve matters governed by the laws of the State of Alabama, we have relied upon the opinion of Bradley Arant Rose & White, filed as Exhibit 5.2 to the Registration Statement, as to matters of Alabama law. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         (1) The Indenture has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and, assuming the Indenture has been duly authorized, executed and delivered by the Alabama Guarantor, constitutes a valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         (2) The New Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         (3) The New Guarantees have been duly authorized by the Delaware Guarantors and, assuming the New Guarantee of the Alabama Guarantor has been duly authorized, when the New Notes are executed and delivered by the Company in accordance with the terms of the Indenture in exchange for the Old Notes, will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.


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Carmike Cinemas, Inc.
July 22, 2004
Page 3

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws that occur, which could affect the opinions contained herein. This opinion may not be relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement.


                                    Very truly yours,


                                    /s/ KING & SPALDING LLP
                                    ------------------------------------
                                    KING & SPALDING LLP